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Exhibit 5.1

[Letterhead of Jones Day]

October 6, 2003

GenCorp Inc.
Highway 50 and Aerojet Road
Rancho Cordova, California 95670

    Re:
    $150,000,000 Senior Subordinated Notes Due 2013

Ladies and Gentlemen:

        We are acting as counsel to GenCorp Inc., an Ohio corporation (the "Company"), in connection with the proposed issuance and exchange (the "Exchange Offer") of up to $150,000,000 aggregate principal amount of the Company's Senior Subordinated Notes due 2013, registered under the Securities Act of 1933 (the "Exchange Notes") and the guarantees of the Exchange Notes (the "Exchange Guarantees" and, together with the Exchange Notes, the "Exchange Securities") by each of the subsidiaries of the Company listed on Schedule I hereto (collectively, the "Guarantors"), for an equal principal amount of the Company's outstanding Senior Subordinated Notes due 2013 (the "Outstanding Notes") and the guarantees of the Outstanding Notes by the Guarantors (the "Outstanding Guarantees" and, together with the Outstanding Notes, the "Outstanding Securities"). The Outstanding Securities have been, and the Exchange Securities will be, issued pursuant to an Indenture, dated as of August 11, 2003 ("the Indenture"), among the Company, the Guarantors and the Bank of New York as trustee (the "Trustee").

        In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law we have deemed necessary for purposes of this opinion.

        Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that:

        (1)   When the Registration Statement on Form S-4 relating to the Exchange Offer becomes effective under the Securities Act of 1933 and the Exchange Notes are executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, the Exchange Notes will be validly issued by the Company and will constitute valid and binding obligations of the Company.

        (2)   When the Registration Statement on Form S-4 relating to the Exchange Offer becomes effective under the Securities Act of 1933 and the Exchange Notes are delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, the Exchange Guarantee of each Guarantor will be validly issued by such Guarantor and will constitute a valid and binding obligation of such Guarantor.

        Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the States of New York, Ohio and California, and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

        We are not admitted or qualified to practice law in the State of Tennessee. Therefore, in rendering the opinions expressed herein, we have relied solely and without independent investigation upon the opinion of Bass, Berry & Sims PLC, a copy of which has been filed as Exhibit 5.2 to the Registration Statement, with respect to matters governed by the laws of the State of Tennessee.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Jones Day

Schedule I

Company Name	State of Incorporation
Aerojet Fine Chemicals LLC	Delaware
Aerojet-General Corporation	Ohio
Aerojet Investments Ltd.	California
Aerojet Ordnance Tennessee, Inc.	Tennessee
GenCorp Property Inc.	California
GDX Automotive Inc.	Delaware
GDX LLC	Delaware
Penn International Inc.	Ohio
RKO General, Inc.	Delaware

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  Exhibit 5.1
[Letterhead of Jones Day] October 6, 2003
  Schedule I